  EXHIBIT 99.1

KIDZ AI Announces Strategic Treasury Pivot to Hyperliquid Ecosystem and Yield-Bearing Stablecoin Strategies

Company Repositions Digital Asset Treasury Around High-Performance On-Chain Financial Infrastructure, Liquidity, and Capital Efficiency

NEW YORK, NY, June 2, 2026 – KIDZ AI Inc. (NASDAQ: KIDZ) (”KIDZ” or the “Company”), a leading provider of live online learning and AI-powered education solutions, today announced a strategic pivot in its digital asset treasury strategy, transitioning away from Solana-focused exposure and moving toward the Hyperliquid ecosystem and yield-bearing U.S. dollar-pegged stablecoin strategies.

The pivot marks a decisive repositioning of KIDZ’s digital asset treasury framework. Rather than maintaining a static digital asset allocation, the Company intends to actively align its treasury strategy with blockchain ecosystems that management believes demonstrate stronger liquidity, faster adoption, deeper on-chain activity, and greater long-term infrastructure relevance.

As part of this new direction, KIDZ intends to phase out its Solana-focused treasury exposure over time, subject to market conditions, and reallocate capital toward Hyperliquid ecosystem assets and stablecoin-based yield strategies. The Company believes this approach may provide a more efficient balance between upside exposure, liquidity management, and capital preservation.

KIDZ has selected the Hyperliquid ecosystem because management believes it represents one of the most important emerging platforms in decentralized finance due to its high-performance trading infrastructure, growing user adoption, expanding liquidity base, and increasing relevance as a foundation for on-chain capital markets.

The Company believes Hyperliquid is positioned at the intersection of several powerful market trends: decentralized trading, real-time on-chain liquidity, exchange infrastructure, and the continued migration of financial activity onto blockchain rails. By pivoting toward Hyperliquid, KIDZ aims to gain exposure to a digital asset ecosystem that management believes is better aligned with the future of market infrastructure and capital formation.

In parallel, KIDZ plans to incorporate yield-bearing U.S. dollar-pegged stablecoin strategies into its treasury framework. These strategies are designed to support capital preservation, enhance liquidity, and generate potential yield on idle digital assets while maintaining operational flexibility. Management believes the combination of Hyperliquid ecosystem exposure and yield-bearing stablecoin strategies may create a more dynamic and capital-efficient treasury model.

“We are making a deliberate treasury pivot from Solana to Hyperliquid because we believe the next phase of digital asset value creation will be driven by platforms with real usage, deep liquidity, and scalable financial infrastructure,” said Stephanie Luo, Chief Executive Officer of KIDZ. “Hyperliquid has demonstrated the characteristics we believe matter most in this new cycle: adoption, execution speed, liquidity, and ecosystem momentum.”

The Company emphasized that any future purchases, sales, reallocations, or treasury deployments will be conducted in accordance with regulatory considerations, market conditions, internal investment policies and the Company’s broader strategic objectives. No assurance can be provided regarding the timing, size, pricing, or completion of any potential transactions.

KIDZ’s long-term strategic focus remains centered on AI-powered education, AI infrastructure, next-generation cloud platforms, robotics technologies, and other innovative initiatives designed to create sustainable shareholder value.

About KIDZ AI

KIDZ AI Inc. (NASDAQ:KIDZ)(NASDAQ:KIDZW), formerly known as Classover Holdings, Inc., is an AI-driven education technology company transforming live teaching experience into proprietary AI-powered learning systems. By integrating artificial intelligence, AI agents, and robotics, KIDZ AI is building global education infrastructure designed to make learning outcomes measurable, verifiable, and accessible across borders. The Company is strategically expanding into AI compute infrastructure, GPU cloud platforms, and data center ecosystems.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on KIDZ AI’s current beliefs, expectations and assumptions regarding the future of KIDZ AI’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of KIDZ AI’s control including, but not limited to: KIDZ AI’s ability to execute its business model, including obtaining market acceptance of its products and services; KIDZ AI’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; KIDZ AI’s ability to maintain the listing of its securities on Nasdaq; changes in KIDZ AI’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; KIDZ AI’s ability to attract and retain a large number of customers; KIDZ AI’s future capital requirements and sources and uses of cash; KIDZ AI’s ability to attract and retain key personnel; KIDZ AI’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; the possibility that KIDZ AI may be adversely affected by other economic, business, and/or competitive factors; the risk that the price of any crypto asset, many of which have historically been subject to dramatic price fluctuations and are highly volatile, could fall substantially negatively impacting KIDZ AI’s financial condition and results of operations; regulatory changes related to crypto assets; and fluctuations in the price of crypto assets. These risks and uncertainties also include those risks and uncertainties indicated in KIDZ AI’s filings with the SEC. KIDZ AI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by KIDZ AI in this press release is based only on information currently available to KIDZ AI and speaks only as of the date on which it is made. KIDZ AI undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

KIDZ AI Inc.

ir@kidzai.com

800-345-9588

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